As filed with the Securities and Exchange Commission on April 7, 2026

Registration No. 333-11849

Registration No. 333-11853

Registration No. 333-34003

Registration No. 333-79167

Registration No. 333-34634

Registration No. 333-60046

Registration No. 333-112222

Registration No. 333-121111

Registration No. 333-130170

Registration No. 333-139341

Registration No. 333-146887

Registration No. 333-150796

Registration No. 333-152577

Registration No. 333-181126

Registration No. 333-183019

Registration No. 333-188468

Registration No. 333-210968

Registration No. 333-224613

Registration No. 333-271581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11849

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11853

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34003

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-79167

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34634

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60046

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-112222

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-121111

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130170

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139341

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146887

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150796

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152577

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181126

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183019

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188468

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-210968

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-224613

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-271581

UNDER

THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	04-2902449 (I.R.S. Employer Identification No.)

250 Campus Drive Marlborough, Massachusetts (Address of Principal Executive Offices)	01752 (Zip Code)

Hologic, Inc. 1986 Combination Stock Option Plan

Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan

Hologic, Inc. 1995 Combination Stock Option Plan

Hologic, Inc. 1995 Stock Purchase Plan

FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan

FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan

FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan

Hologic, Inc. Savings and Investment Plan

Hologic, Inc. 1997 Employee Equity Incentive Plan

Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

Hologic, Inc. 2000 Acquisition Equity Incentive Plan

Hologic, Inc. 2000 Employee Stock Purchase Plan

Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan

Cytyc Corporation 1995 Stock Plan

Cytyc Corporation 1995 Non-Employee Director Stock Option Plan

Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc.

Cytyc Corporation 2001 Non-Employee Director Stock Plan

Cytyc Corporation 2004 Omnibus Stock Plan

The 2003 Incentive Award Plan of Gen-Probe Incorporated

Hologic, Inc. 2008 Equity Incentive Plan

Hologic, Inc. 2008 Employee Stock Purchase Plan

Third Wave Technologies, Inc. 1999 Incentive Stock Option Plan

Third Wave Technologies, Inc. 2000 Stock Plan

Hologic, Inc. 2012 Employee Stock Purchase Plan

Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan

Hologic, Inc. Amended and Restated 2012 Employee Stock Purchase Plan

(Full title of the plans)

Anne M. Liddy

General Counsel

Hologic, Inc.

250 Campus Drive

Marlborough, Massachusetts

(Name and address of agent for service)

(508) 263-2900

(Telephone Number, including area code, of agent for service)

With a copy to:

Joshua N. Korff, P.C.

Katherine Shaia

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements (collectively, the “Registration Statements”) filed by Hologic, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-11849, filed with the SEC on September 12, 1996, registering 1,150,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan, the Hologic, Inc. 1986 Combination Stock Option Plan, the Hologic, Inc. 1995 Stock Purchase Plan, the Hologic, Inc. Savings and Investment Plan and the Hologic, Inc. 1995 Combination Stock Option Plan.

•

Registration Statement No. 333-11853, filed with the SEC on September 12, 1996, registering 297,517 shares of Common Stock issuable pursuant to the FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan, the FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan and the FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan.

•	Registration Statement No. 333-34003, filed with the SEC on August 20, 1997, registering 500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. 1997 Employee Equity Incentive Plan.

•

Registration Statement No. 333-79167, filed with the SEC on May 21, 1999, registering 1,600,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan and the Hologic, Inc. 1997 Employee Equity Incentive Plan.

•	Registration Statement No. 333-34634, filed with the SEC on April 12, 2000, registering 500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. 1997 Employee Equity Incentive Plan.

•

Registration Statement File No. 333-60046, filed with the SEC on May 2, 2001, registering 1,680,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, the Hologic, Inc. 2000 Acquisition Equity Incentive Plan and the Hologic, Inc. 2000 Employee Stock Purchase Plan.

•

Registration Statement No. 333-112222, filed with the SEC on January 27, 2004, registering 450,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

•

Registration Statement No. 333-121111, filed with the SEC on December 9, 2004, registering 500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

•

Registration Statement No. 333-130170, filed with the SEC on December 7, 2005, registering 1,000,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

•

Registration Statement No. 333-139341, filed with the SEC on December 14, 2006, registering 1,000,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan.

•

Registration Statement No. 333-146887, filed with the SEC on October 23, 2007, registering 13,238,310 shares of Common Stock issuable pursuant to the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan and certain equity incentive plans assumed in connection with the acquisition of Cytyc Corporation.

•

Registration Statement No. 333-150796, filed with the SEC on May 9, 2008, registering 20,400,000 shares of Common Stock, issuable pursuant to the Hologic, Inc. 2008 Equity Incentive Plan and the Hologic, Inc. 2008 Employee Stock Purchase Plan.

•

Registration Statement No. 152577, filed with the SEC on July 28, 2008, registering 1,330,375 shares of Common Stock issuable pursuant to the Third Wave Technologies, Inc. 1999 Incentive Stock Option Plan and the Third Wave Technologies, Inc. 2000 Stock Plan.

•	Registration Statement No. 333-181126, filed with the SEC on May 3, 2012, registering 2,500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. 2012 Employee Stock Purchase Plan.

•	Registration Statement No. 333-183019, filed with the SEC on August 2, 2012, registering 3,662,874 shares of Common Stock issuable pursuant to The 2003 Incentive Award Plan of Gen-Probe Incorporated.

•

Registration Statement No. 333-188468, filed with the SEC on May 9, 2013, registering 11,500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

•

Registration Statement No. 333-210968, filed with the SEC on April 28, 2016, registering 3,000,000 shares of Common Stock issuable pursuant to the Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended.

•

Registration Statement No. 333-224613, filed with the SEC on May 2, 2018, registering 4,500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

•

Registration Statement No. 333-271581, filed with the SEC on May 2, 2023, registering 6,500,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan and 3,000,000 shares of Common Stock issuable pursuant to the Hologic, Inc. Amended and Restated 2012 Employee Stock Purchase Plan.

On April 7, 2026, pursuant to the Agreement and Plan of Merger, dated as of October 21, 2025 (the “Merger Agreement”), by and among the Company, Hopper Parent Inc., a Delaware corporation (the “Parent”), Hopper Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Parent.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all of the offerings and sales of the Company’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Company registered under such Registration Statements which remain unsold at the termination of the offering, the Company hereby removes from registration, by means of these Post-Effective Amendments, all of the securities of the Company registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts, on April 7, 2026.

HOLOGIC, INC.

By:	/s/ Anne M. Liddy
Name:	Anne M. Liddy
Title:	General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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